Exhibit 99.2

Investor Contact:

Steve Guillen

President & CEO

OXIS International

Tel: (503) 247-2370

sguillen@oxis.com

Media Contact:

Anna Gralinska

Deliberate Co.

Tel: (877) 879-2994

annag@deliberatecompany.com

OXIS INTERNATIONAL AGREES TO ACQUIRE BIOCHECK, A LEADING

MANUFACTURER OF IMMUNOASSAYS

Acquisition Should Expand Product Portfolio, Drive Manufacturing and Marketing

Efficiencies, and Offer Growth Opportunities for New Products

PORTLAND, Ore. – September 21, 2005 – OXIS International, Inc. (OTCBB: OXIS.OB) (Nouveau Marché: OXIS) (FWB: OXI), specialists in developing technologies for the diagnosis of diseases resulting from oxidative stress and BioCheck, Inc., a leading producer of enzyme immunoassay research kits, announced today that they have entered into a definitive agreement for OXIS to acquire up to all of the outstanding capital stock of privately held BioCheck for an aggregate purchase price of up to $6 million in cash, subject to approval by BioCheck’s stockholders. As a result of the acquisition, BioCheck will become a subsidiary of OXIS, and the combined companies will offer a broad portfolio of high quality assay test kits used by the medical, pharmaceutical and research industries worldwide.

The initial closing of the transaction is contingent upon OXIS’ ability to raise the capital necessary to purchase at least 51% of the outstanding BioCheck shares. OXIS may also finance the purchase of the remaining outstanding BioCheck shares in additional future closings.

The purchase price for any BioCheck shares purchased after the initial closing will be increased by an additional 8% per annum from the date of the initial closing through the date of such purchase. If OXIS has not purchased all of the outstanding shares of BioCheck within twelve months of the initial closing, the EBITDA (earnings before interest, taxes, depreciation and amortization expenses), if any, of BioCheck, at that point a majority owned subsidiary of OXIS, will be used to repurchase the remaining outstanding BioCheck shares at one or more additional closings.

BioCheck anticipates that in 2005 it will be profitable and its revenues will exceed $4 million. As of the date hereof, BioCheck has no outstanding borrowings or similar debt. The combined companies will result in a management team with extensive experience in the commercialization of emerging technologies.

“The acquisition creates significant synergies for the combined OXIS and BioCheck companies,” stated OXIS CEO Steve Guillen. “The expanded product portfolio should establish the combined companies as a worldwide leader in antigen and antibody test kits. In addition, this transaction should significantly increase our ability to bring new products to market and should allow OXIS and BioCheck to achieve greater manufacturing and sales efficiencies.”

Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217-3935(503) 283-3911 (800) 547-3686 Fax: (503) 283-4058

E-mail: info@oxis.com Website: www.oxis.com

“We believe that the opportunities in the industries that our companies jointly serve are substantial, and by combining our knowledge and resources we expect to be able to lead a new generation of breakthrough assays for the worldwide biomedical, pharmaceutical, and scientific research markets,” stated BioCheck CEO Dr. John Chen. “I look forward to working with Steve Guillen and his team to create innovative test kits to advance the early and accurate detection of some of today’s most challenging disease states.”

The potential synergies that may increase BioCheck’s contribution to OXIS’ efforts towards achieving profitability include:

•	Highly complementary and experienced management team combining the commercial and business track record of OXIS CEO Steve Guillen and the scientific and operational management experience of BioCheck CEO Dr. John Chen;

•	Operating and cost efficiencies deriving from the consolidation of several aspects of the companies’ respective manufacturing and commercial distribution bases, such as promotional and marketing costs, leading to possible margin expansion for the combined entity;

•	Increased production capacity, primarily for the ELISA (Enzyme-Linked Immunosorbent Assay) kits, allowing for reduced dependence on third party manufacturing and reduced production costs;

•	BioCheck’s current Good Manufacturing Practices (cGMP) and ISO quality certification for the combined companies’ manufacturing facilities; and

•	Increased combined ability to develop intellectual property assets and expand upon OXIS’ customized assay development business.

OXIS believes that the immunoassay products and technologies of OXIS and BioCheck are complementary with no directly overlapping product lines. OXIS’ core business is diagnostic enzymes, inflammatory and monoclonal/polyclonal antibodies, and nitric oxide biomarkers relating to oxidative stress.

BioCheck offers over 45 enzyme immunoassays as well as research services focused on antigen/antibody products. In addition, BioCheck has the commercialization rights for a promising new cancer biomarker associated with the Id gene, which may play a significant role as a mediator in tumor cell biology.

BioCheck also has experience in the contract services sector, such as custom immunoassay development, antibody purification and conjugation, and contract assembly. The contract services business is anticipated to be promising due to the development of more biological products for human use, especially proteins.

In the area of heart disease, both companies are involved in complementary technologies. BioCheck manufactures ELISA tests using Troponin I, Myoglobin, and C-Reactive Protein biomarkers for the evaluation of acute myocardial infarction (AMI). OXIS is developing a series of ELISA cardiac tests involving Myeloperoxidase (MPO) & Glutathione Peroxidase (GPx) used to help predict early cardiac risk.

Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217 (503) 283-3911 (800) 547-3686 Fax: (503) 283-4058

E-mail: info@oxis.com Website: www.oxis.com

About OXIS

OXIS International, Inc., headquartered in Portland, Oregon, focuses on developing technologies and products to research, diagnose, treat and prevent diseases associated with damage from free radical and reactive oxygen species – diseases of oxidative stress. The company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and develops, manufactures and markets products and technologies to diagnose and treat diseases caused by oxidative stress. More information about OXIS and its products and services, as well as current SEC filings, may be obtained by visiting the Company’s Web site at www.oxis.com.

About BioCheck

BioCheck, Inc. operates a 15,000 square-foot, U.S. Food and Drug Administration (FDA) certified cGMP device-manufacturing facility in Foster City, California. The company is a leading producer of high quality enzyme immunoassay research services and products offering immunoassay kits for a wide variety of classifications including cardiac markers, tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones.

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. Forward-looking statements in this release include statements regarding (i) the acquisition expanding OXIS’ product portfolio, driving manufacturing and marketing efficiencies, and offering growth opportunities for new products; (ii) OXIS consummating a financing or financings required to purchase the BioCheck shares at the initial closing or additional closings (iii) the generation and use of the EBITDA of Bio Check to repurchase Bio Check shares; (iv) BioCheck anticipating that it will be profitable and that its revenues will exceed $4 million in 2005 (v) the combined companies resulting in a management team with extensive experience in the commercialization of emerging technologies; (vi) the acquisition creating significant synergies for the combined companies; (vii) the expanded product portfolio establishing the combined companies as a worldwide leader in antigen and antibody test kits (viii) the combined companies significantly increasing their ability to bring new products to market and achieving greater manufacturing and sales efficiencies; (ix) by combining knowledge and resources the combined companies being able to lead a new generation of breakthrough assays for the worldwide biomedical, pharmaceutical, and scientific research markets; (x) creating innovative test kits to advance the early and accurate detection of some of today’s most challenging disease states; (xi) operating and cost efficiencies derived from the consolidation of the combined companies; (xii) increased production capacity, primarily for the ELISA tests, allowing for reduced dependence on third party manufacturing and reduced production costs; (xiii) increased combined ability to develop intellectual property assets and expand upon OXIS’ customized assay development business; (xiv) the immunoassay products and technologies of OXIS and BioCheck being complementary with no directly overlapping product lines; (xv) BioCheck’s new cancer biomarker associated with the Id gene, playing a significant role as a mediator in tumor cell biology; (xvi) the contract services business being promising due to the development of more biological products for human use; and (xvii) OXIS developing a series of ELISA cardiac tests involving Myeloperoxidase (MPO) & Glutathione Peroxidase (GPx) used to help predict early cardiac risk. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the acquisition of the BioCheck shares not closing due to, among other reasons, the inability of OXIS to close a financing transaction or the inability of BioCheck to generate EBITDA to repurchase BioCheck shares; the risks inherent in integrating an acquired business; risks inherent in owning a majority interest in a company; unforeseen difficulties in achieving synergies following an acquisition; unforeseen difficulties related to OXIS’ oxidative stress and other diagnostic products; the development by the combined companies’ competitors of new competing products; and other risks indicated in OXIS’ filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by OXIS with the Securities and Exchange Commission, specifically the annual report on Form 10-KSB/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission on June 16, 2005, and the company’s quarterly report on Form 10-QSB filed with the Securities and Exchange Commission on August 15, 2005.

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Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217 (503) 283-3911 (800) 547-3686 Fax: (503) 283-4058

E-mail: info@oxis.com Website: www.oxis.com